Exhibit 99.2

LiveOne to Announce Fiscal 2023 Second Quarter Financial Results and Host Investor Webcast After Market Close on November 10, 2022 at 5:00 p.m. ET/2:00 p.m. PT

LOS ANGELES -- LiveOne (Nasdaq: LVO), an award-winning, creator-first, music, entertainment and technology platform, plans to announce its operating and financial results for its second quarter ended September 30, 2022 after the close of the U.S. financial markets on Thursday, November 10, 2022.

LiveOne’s senior management will host a live conference call and audio webcast to provide a business update and discuss its operating and financial results beginning at 5:00 p.m. ET / 2:00 p.m. PT on Thursday, November 10, 2022.

Conference Call and Webcast

WHEN: Thursday, November 10th

TIME: 5:00 PM ET / 2:00 PM PT

DIAL-IN (Toll-Free): 844-200-6205

DIAL IN NUMBER (Local): 646-904-5544

ACCESS CODE: 194246

REPLAY NUMBER: 866-813-9403 / ACCESS CODE: 741873

WEBCAST – Both the live webcast and a replay can be accessed on the Investor Relations section of LiveOne’s website at Events | LiveOne.

The webcast can also be accessed at: https://events.q4inc.com/attendee/614063880

About LiveOne, Inc.

Headquartered in Los Angeles, California, LiveOne, Inc. (NASDAQ: LVO) (the “Company”) is an award-winning, creator-first, music, entertainment and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. The Company was awarded Best Live Moment by Digiday for its “Social Gloves” PPV Event and has been a finalist for 8 more awards, including Best Live Event, Best Virtual Event, Best Overall Social Media Excellence, and Best Original Programming from Cynopsis and Digiday. As of September 30, 2022, the Company has accrued a paid and free ad-supported membership base of 2.55 million, streamed over 2,900 artists, has a library of 30 million songs, 600 curated radio stations, over 300 podcasts/vodcasts, hundreds of pay-per-views, personalized merchandise, released music-related NFTs, and created a valuable connection between fans, brands, and bands. The Company’s wholly-owned subsidiaries include Slacker Radio, Gramophone Media, Palm Beach Records, Custom Personalization Solutions, LiveXLive, PPVOne and PodcastOne, which generates more than 2.1 billion downloads per year and 350 episodes produced per week across its stable of top-rated podcasts. LiveOne is available on iOS and Android mobile devices, Android Automotive, as well as Apple, Android, Roku, Amazon Fire, and Samsung TV devices. LiveOne also has a 24-7 linear OTT channel available on STIRR, through Zync (coming soon), and on LiveOne.com. For more information, visit www.liveone.com and follow us on Facebook, Instagram, TikTok, and Twitter at @liveone.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, distribution or transaction, including the proposed special dividend and spin-out of PodcastOne or its pay-per-view business, the timing of the consummation of such proposed event, including the risks that a condition to consummation of such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to list on a national exchange; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its users and paid members; the Company identifying, acquiring, securing and developing content; the Company’s intent to repurchase shares of its common stock from time to time under its announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2022, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the SEC on August 15, 2022, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

LiveOne IR Contact:

(310) 601-2505
ir@liveone.com

Press Contact:

LiveOne
aileen@liveone.com
917.842.9653

Source: LiveOne, Inc.

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